UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2010

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 21, 2010, the Tennessee Valley Authority (“TVA”) filed a Current Report on Form 8-K reporting that Dr. Marilyn A. Brown, Dr. Barbara S. Haskew, Mr. Neil G. McBride, and Mr. William B. Sansom had been confirmed by the United States Senate as Directors of the TVA Board of Directors (the “Board”) on September 16, 2010.  TVA hereby makes this Amendment No. 1 to its Current Report on Form 8-K to report that at the Board’s November 4, 2010 public meeting, the Board approved appointment of these Directors to positions on Board committees.  With these appointments, the Board committees and their members, as well as the Chairman of each committee as designated by the Chairman of the Board of Directors, are as follows:

Audit, Risk, and Regulation Committee
Thomas C. Gilliland, Chair
Neil G. McBride
Robert M. Duncan
Dennis C. Bottorff

Customer and External Relations Committee
Robert M. Duncan, Chair
Neil G. McBride
Bishop William H. Graves
Marilyn A. Brown

Finance, Rates, and Portfolio Committee
William B. Sansom, Chair
Barbara S. Haskew
Thomas C. Gilliland

People and Performance Committee
Bishop William H. Graves, Chair
Barbara S. Haskew
Dennis C. Bottorff

Nuclear Committee
Marilyn A. Brown, Chair
William B. Sansom

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: November 9, 2010	By:	/s/ John M. Thomas, III
John M. Thomas, III
Chief Financial Officer

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